Exhibit 99.1

Collectors Universe Appoints Two New Independent Directors

Appoints Lorraine G. Bardeen and Jennifer H. Leuer as Independent Directors

Enters into Settlement Agreement with Alta Fox Capital Management

Appoints A.J. “Bert” Moyer as Chairman of the Board

NEWPORT BEACH, Calif., September 29, 2020 – Collectors Universe, Inc. (NASDAQ: CLCT) (the “Company”), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced the appointment of Lorraine G. Bardeen to its Board of Directors (the “Board”), effective immediately. In connection with her appointment, the Company has entered into a settlement agreement with Alta Fox Capital Management, LLC (“Alta Fox”), which owns approximately 5.4% of Collectors Universe’s outstanding shares.

Separately, the Board also announced the appointment of Jennifer H. Leuer to the Collectors Universe Board of Directors, effective immediately.

Ms. Bardeen serves as VP and Chief Technology Officer of World Wide Enterprise and Commercial Industries at Microsoft, where she acts as a technical and strategy advisor. She brings significant experience in driving technical innovation and leading teams at a global organization. Ms. Bardeen will chair a newly formed Strategy Committee that will explore ways to use technology to enhance value for customers and shareholders.

Ms. Leuer serves as Chief Executive Officer of CyberScout, a cybersecurity and identity protection solutions firm. She brings more than 20 years of strategy and operations experience and has a strong understanding of how to launch, scale and optimize businesses. With the appointment of Ms. Bardeen and Ms. Leuer, the Board will comprise 10 directors, 9 of whom are independent.

The Board has also appointed A.J. “Bert” Moyer as Chairman of the Board. Mr. Moyer has a deep understanding of the Company, having served as an independent director since 2003, and brings significant managerial and financial experience to the role. Bruce A. Stevens will continue his service to the Board as a director following the conclusion of his tenure as Chairman. In addition, two current directors, Deborah A. Farrington and Joseph R. Martin, have informed the Board that they will not stand for re-election to the Board at the Company’s 2020 Annual Meeting. The Company thanks them for their service.

“We are pleased to have Lorraine and Jennifer join our Board as independent directors,” said A.J. “Bert” Moyer, Chairman of the Collectors Universe Board of Directors. “As the Company continues to focus on expanding its technological capabilities, their combined knowledge and expertise in digital strategy, business optimization and product development will be beneficial to the business. We look forward to their contributions.”

“We appreciate the constructive dialogue with Alta Fox over the past few months and believe that, together, we reached the best outcome for Collectors Universe and the Company’s shareholders,” said Joseph J. Orlando, President and Chief Executive Officer of Collectors Universe. “The agreement announced today further demonstrates our commitment to taking action to drive additional value for our stakeholders, including our shareholders. On behalf of the Board, I want to express my appreciation to Debby and Joe for their years of leadership and the many contributions they made to Collectors Universe.”

“We are pleased to reach this agreement,” said Connor Haley, Managing Partner of Alta Fox. “We remain excited about the future of Collectors Universe and are confident that this Board and management team can advance our common goal of increasing shareholder value.”

Pursuant to the agreement, Alta Fox will vote all of its shares in favor of each of the Company’s nominees at the 2020 Annual Meeting and has agreed to certain customary standstill provisions and voting commitments. The complete agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Lorraine G. Bardeen

Lorraine Bardeen serves as VP and Chief Technology Officer of World Wide Enterprise and Commercial Industries at Microsoft, where she bridges technical innovation and creative process to simplify complex industry solutions. Prior to her current role, Ms. Bardeen held several managerial roles at Microsoft, including General Manager of Industry Solutions and Customer Success Dynamics 365 and Power Platform Engineering, General Manager of Engineering, D365 Mixed Reality and Computer Vision Apps and many more. She started her career as Senior Associate Consultant at PWC. She holds a Bachelor of Science in finance from Cornell University.

About Jennifer H. Leuer

Jennifer Leuer serves as Chief Executive Officer of CyberScout, where she oversees strategy, go-to-market success and product development. She is also a strategic advisor at joinREACH, a mobile app committed to rebuilding trust between customers and brands through mutually beneficial relationships, and a current board member at BigRentz, Inc. Prior to CyberScout, Ms. Leuer held various roles at Experian, a multinational consumer credit reporting company, most recently serving as President of Partner Solutions, where she transformed the partners solutions business into a dynamic and fast-growing operating unit. She holds a Bachelor of Arts in communications from California State University, Fullerton and a Master of Business Administration from the University of California, Irvine.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding Collectors Universe’s expectations, beliefs or views about its future performance, trends in its business and in its markets, and future opportunities, all of which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which its business and its markets are subject, Collectors Universe’s future financial performance may differ, possibly significantly, from expectations regarding its future financial performance that are expressed in, or that may be implied or inferred from the discussion of its operating results in this news release. Those risks and uncertainties, and their possible impact on Collectors Universe’s future financial performance, include, but are not limited to, the following: Collectors Universe’s continued dependence on its coins, and cards and autographs businesses, which historically have generated more than 90% of its total consolidated revenues and a substantial portion of its operating income, which make its operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect its coin revenues; the risk that the prolonged effects of COVID-19, and the business closures and travel restrictions that have been imposed in response to that outbreak, will adversely affect Collectors Universe’s revenues and operating performance, and could cause it to incur operating losses and declines in cash flows; the risk that it may become necessary for Collectors Universe to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of its control, such as the continued effects of COVID-19 and resulting adverse economic or market conditions, as well as its financial performance and the cash needs of its business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of Collectors Universe’s control, which could lead to reductions in the demand for its collectibles authentication and grading services and, consequently, in its revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for Collectors Universe’s services; the risks that claims under Collectors Universe’s coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves that it maintains for such claims will prove to be inadequate, which could cause its gross profit margin and operating results to decline or cause it to incur operating losses; the risk that Collectors Universe’s strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling it to improve profitability or may even cause it to incur significant losses; and the risks and added complexity of conducting business overseas.

Additional information regarding these risks and other risks and uncertainties to which its business is subject is contained in Item 1A, entitled “Risk Factors”, in Collectors Universe’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, which it filed with the SEC on August 26, 2020. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, Collectors Universe’s financial results in the future may differ from those currently expected due to additional risks and uncertainties of which it is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in Collectors Universe’s Annual or Quarterly Reports filed with the SEC, which speak only as of their respective dates. Collectors Universe disclaims any obligation to update or revise any of the forward-looking statements contained in this news release or in its Annual or Quarterly Reports that it has filed with the SEC as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contacts

Shelton Group

Leanne K. Sievers

949-224-3874

sheltonir@sheltongroup.com

MacKenzie Partners, Inc.

Bob Marese

212-929-5405

bmarese@mackenziepartners.com